Exhibit 99.1
GigaCloud Technology Inc Announces First Quarter Ended March 31, 2025 Financial Results
— Continued B2B Marketplace Expansion and Proven Strength of the SFR Model —
EL MONTE, Calif., May 12, 2025 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the first quarter ended March 31, 2025, including sustained revenue and GMV growth over the comparable prior year period.
First Quarter 2025 Financial Highlights
•Total revenues of $271.9 million, increased 8.3% year-over-year.
•Gross profit of $63.7 million, decreased 4.2% year-over-year.
Gross margin was 23.4%, compared to 26.5% in the first quarter of 2024.
•Net income of $27.1 million, in line with $27.2 million reported in the prior-year period.
Net income margin was 10.0%, compared to 10.8% in the first quarter of 2024.
Diluted EPS increased 3.0% year-over-year to $0.68.
•Adjusted EBITDA1 of $33.2 million, decreased 3.8% year-over-year.
Adjusted EPS – diluted2 of $0.83, decreased 1.2% year-over-year.
•Cash and cash equivalents, Restricted Cash, and Investments totaled $287.5 million as of March 31, 2025, a 5.1% decrease from December 31, 2024.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 56.1% year-over-year to $1,416.7 million for the 12 months ended March 31, 2025.
•3P seller GigaCloud Marketplace GMV4 increased 49.9% year-over-year to $734.3 million for the 12 months ended March 31, 2025. 3P seller GigaCloud Marketplace GMV represented 51.8% of total GigaCloud Marketplace GMV for the 12 months ended March 31, 2025.
•Active 3P sellers5 increased 33.4% year-over-year to 1,154 for the 12 months ended March 31, 2025.
•Active buyers6 increased 81.4% year-over-year to 9,966 for the 12 months ended March 31, 2025.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.

•Spend per active buyer7 was $142,156 for the 12 months ended March 31, 2025.
“Despite persistent industry headwinds, we continue to grow and see the strength of the GigaCloud Marketplace come through—buyers and sellers continue to lean in during times of volatility and challenge. That is a testament to the efficiency and value created by our Supplier Fulfilled Retailing (SFR) model,” said Larry Wu, Founder, Chairman, and Chief Executive Officer. “We are building GigaCloud to thrive for the long-term by empowering our partners to do business smarter in an increasingly complex global market. While we are actively managing near-term macro uncertainty, the positive long-term fundamentals reinforce our confidence in delivering lasting value.”
“In September 2024, our Board of Directors approved a share repurchase program of $46 million, and subsequently increased the total authorized amount to $62 million in March 2025. As of today, we have repurchased approximately 3.7 million shares for $61.8 million—close to 150% of the gross proceeds raised in our IPO—at a weighted average price well above our IPO offering price. We remain positioned to deploy additional capital through future repurchase authorizations, balancing capital returns and growth investments to drive future shareholder value creation,” said Erica Wei, Chief Financial Officer.
Business Outlook
The Company expects its total revenues to be between $275 million and $305 million in the second quarter of 2025. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
In September 2024, the Company’s Board of Directors (the “Board”) approved a $46 million share repurchase program, which was increased by $16 million to $62 million on March 28, 2025. Following quarter-end, on May 8, 2025, the Board approved an additional $16 million, bringing the total authorization to $78 million. The program runs through August 28, 2025. As of May 12, 2025, the Company has repurchased approximately 3.7 million of its Class A ordinary shares for $61.8 million.

Under the share repurchase program, the Company may purchase its ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. The Company may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with the Company’s working capital requirements, general business conditions and other factors.
Conference Call
The Company will host a conference call to discuss its financial results at 6:30 pm U.S. Eastern Time on May 12, 2025. Participants who wish to join the call should pre-register here at https://s1.c-conf.com/diamondpass/10046996-fh4na1.html. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$251,711	$259,759
Restricted cash	697	685
Investments	35,101	42,674
Accounts receivable, net	67,000	57,313
Inventories	204,854	172,489
Prepayments and other current assets	19,842	14,672
Total current assets	579,205	547,592
Non-current assets
Operating lease right-of-use assets	438,692	451,930
Property and equipment, net	32,688	29,498
Intangible assets, net	5,893	6,198
Goodwill	12,586	12,586
Deferred tax assets	11,366	10,026
Other non-current assets	10,607	12,645
Total non-current assets	511,832	522,883
Total assets	$1,091,037	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands)

	March 31, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$87,814	$78,163
Contract liabilities	5,665	4,486
Current operating lease liabilities	90,823	88,521
Income tax payable	20,001	13,615
Accrued expenses and other current liabilities	87,510	79,594
Total current liabilities	291,813	264,379
Non-current liabilities
Operating lease liabilities, non-current	380,842	395,235
Deferred tax liabilities	759	941
Finance lease obligations, non-current	241	382
Non-current income tax payable	4,485	4,321
Total non-current liabilities	386,327	400,879
Total liabilities	$678,140	$665,258
Commitments and contingencies	$—	$—

Shareholders’ equity
Treasury shares, at cost (2,008,984 and 609,390 shares held as of March 31, 2025 and December 31, 2024, respectively)	$(34,550)	$(11,816)
Class A ordinary shares $0.05 par value, 50,673,268 shares authorized, 32,881,519 and 32,878,735 shares issued as of March 31, 2025 and December 31, 2024, respectively, 30,872,535 and 32,269,345 shares outstanding as of March 31, 2025 and December 31, 2024, respectively)	1,643	1,643
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized as of March 31, 2025 and December 31, 2024, 8,076,732 shares issued and outstanding as of March 31, 2025 and December 31, 2024)	403	403
Additional paid-in capital	121,490	120,262
Accumulated other comprehensive loss	(2,096)	(4,136)
Retained earnings	326,007	298,861
Total shareholders’ equity	412,897	405,217
Total liabilities and shareholders’ equity	$1,091,037	$1,070,475

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended March 31,
	2025	2024
Revenues
Service revenues	$94,068	$76,623
Product revenues	177,838	174,454
Total revenues	271,906	251,077
Cost of revenues
Services	79,156	62,700
Products	129,024	121,829
Total cost of revenues	208,180	184,529
Gross profit	63,726	66,548
Operating expenses
Selling and marketing expenses	18,558	14,580
General and administrative expenses	14,340	15,389
Research and development expenses	2,493	1,756
Losses on disposal of property and equipment	12	6
Total operating expenses	35,403	31,731
Operating income	28,323	34,817
Interest expense	(23)	(81)
Interest income	2,621	1,609
Foreign currency exchange gains (losses), net	792	(2,709)
Government grants	213	6
Others, net	579	(322)
Income before income taxes	32,505	33,320
Income tax expense	(5,359)	(6,125)
Net income	$27,146	$27,195
Net income attributable to ordinary shareholders	27,146	27,195
Foreign currency translation adjustment, net of income taxes of nil	411	(112)
Net unrealized loss on available-for-sale investments	(6)	—
Intra-entity foreign currency transactions gain	1,636	—
Release of foreign currency translation reserve related to liquidation of subsidiaries	(1)	—
Total other comprehensive income (loss)	2,040	(112)
Comprehensive Income	$29,186	$27,083
Net income per ordinary share
—Basic	$0.68	$0.67
—Diluted	$0.68	$0.66
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	40,020,265	40,788,658
—Diluted	40,138,522	40,950,170

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$27,146	$27,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,049	2,081
Share-based compensation	1,227	275
Operating lease	1,125	8,806
Changes in accounts receivables, net	(9,011)	(632)
Changes in inventories	(30,845)	(56,047)
Changes in prepayments and other assets	(3,217)	(2,364)
Changes in accounts payable, accrued expenses and other current liabilities	14,551	27,886
Changes in contract liabilities	1,096	2,045
Changes in income tax payable	6,418	6,552
Changes in deferred income taxes	(1,511)	(2,034)
Other operating activities	405	1,546
Net cash provided by operating activities	9,433	15,309
Cash flows from investing activities:
Purchases of property and equipment	(2,395)	(3,993)
Disposals of property and equipment	34	1,525
Purchases of investments	(25,000)	(10,000)
Sales and maturities of investments	31,986	—
Net cash provided by (used in) investing activities	4,625	(12,468)
Cash flows from financing activities:
Repayment of finance lease obligations	(34)	(595)
Repurchases of ordinary shares	(22,734)	—
Net cash used in financing activities	(22,768)	(595)
Effect of foreign currency exchange rate changes on cash, cash equivalents and restricted cash	674	(306)
Net increase (decrease) in cash, cash equivalents and restricted cash	(8,036)	1,940
Cash, cash equivalents and restricted cash at the beginning of the period	260,444	184,168
Cash, cash equivalents and restricted cash at the end of the period	$252,408	$186,108
Supplemental disclosure of cash flow information
Cash paid for interest expense	23	81
Cash paid for income taxes	552	1,596

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended March 31,
	2025	2024
	(In thousands)
Net Income	$27,146	$27,195
Add: Income tax expense	5,359	6,125
Add: Interest expense	23	81
Less: Interest income	(2,621)	(1,609)
Add: Depreciation and amortization	2,049	2,081
Add: Share-based compensation expenses	1,227	275
Add: Non-recurring items(1)	—	349
Adjusted EBITDA	$33,183	$34,497
_____________________
(1)    During the three months ended March 31, 2024, one of our fulfillment centers in Japan experienced a fire. As a result of the fire, we recognized losses of $1.8 million. Based on the provisions of our insurance policy, we have determined that partial recovery of the incurred losses is probable as of March 31, 2024 and therefore recorded an insurance recovery of $1.5 million. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended March 31,
	2025	2024
Net income per ordinary share – diluted	$0.68	$0.66
Adjustments, per ordinary share:
Add: Income tax expense	0.13	0.15
Add: Interest expense	—	—
Less: Interest income	(0.07)	(0.04)
Add: Depreciation and amortization	0.05	0.05
Add: Share-based compensation expenses	0.04	0.01
Add: Non-recurring items(1)	—	0.01
Adjusted EPS – diluted	$0.83	$0.84

Weighted average number of ordinary shares outstanding - diluted	40,138,522	40,950,170
_____________________
(1)    During the three months ended March 31, 2024, one of our fulfillment centers in Japan experienced a fire. As a result of the fire, we recognized losses of $1.8 million. Based on the provisions of our insurance policy, we have determined that partial recovery of the incurred losses is probable as of March 31, 2024 and therefore recorded an insurance recovery of $1.5 million. We do not believe such losses to be recurring or frequent in nature.